Exhibit 99.1

UNION PACIFIC ANNOUNCES SHARE REPURCHASE PROGRAM

AND DIVIDEND INCREASE

FOR IMMEDIATE RELEASE:

Omaha, Neb., January 30, 2007 – Union Pacific Corporation (NYSE:UNP) announced that its Board of Directors voted today to authorize the repurchase of up to 20 million common shares by year-end 2009. The Board also increased the quarterly dividend on the company’s common stock by 17 percent to 35 cents per share. The increased dividend is payable April 2, 2007 to stockholders of record February 28, 2007.

“Last week, Union Pacific reported its best year ever, achieving all time records for operating revenue, operating income and net income,” said Jim Young, President and Chief Executive Officer. “Looking ahead, we believe our future earnings and cash from operations will be sufficient to invest in growth opportunities, maintain our balance sheet and provide cash to further enhance shareholder value. We are committed to enhancing shareholder value as we continue to improve the overall returns on our business.”

The new 20 million common share repurchase program calls for repurchasing roughly 7 percent of Union Pacific’s approximately 270 million publicly held shares over the next 3 years. Timing and volume of share repurchases will be at the discretion of management. Any share repurchase under this program may be made in the open market, or otherwise.

Union Pacific has paid dividends on its common stock for 108 consecutive years.

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About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is Kathryn Blackwell at 402-544-3753 or 402-319-4288.

This press release contains statements about the Corporation that are not statements of historical fact, including the following: statements regarding the sufficiency of future earnings and cash flows to satisfy the Corporations future plans for capital investments, maintaining its balance sheet, and enhancing shareholder value; statements regarding the Corporation’s commitment to enhance shareholder value, and improve financial returns through better service to the Corporation’s customers; dividends payable to the Corporation’s shareholders, which may be subject to future increases or decreases; and the repurchase by the Corporation of shares of its common stock from shareholders, including the duration and number of shares to be repurchased, which may be subject to change in the future . These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also include, without limitation, expectations, projections, estimates, and similar statements regarding economic conditions and the Corporation and its operations, financial performance, customer demand, and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including those plans and management initiatives to improve system velocity and network performance or otherwise improve operations; the outcome of claims and litigation, environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes; the impact of a rail accident involving the release of hazardous materials, which we are required to transport under federal law; legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail industry; changes in

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labor costs, labor stoppages, and the availability of qualified personnel required for our operations; natural events such as severe weather, fire, floods, hurricanes and earthquakes; changes in fuel prices or changes to our ability to recover fuel costs, including any changes resulting from regulatory or legislative activities; adverse economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities we carry; industry competition, conditions, performance and consolidation; changes in securities and capital markets; and the effects of adverse general economic conditions, both within the United States and globally. More information regarding these risks and uncertainties, including risk factors and other cautionary information, is available in the Corporation’s Annual Report on Form 10-K, and forward-looking statements should be considered only in conjunction with such information. The Corporation filed its most recent Form 10-K with the SEC on February 24, 2006. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.